Bear Stearns & Co.                                           November 17, 1998
sparker                                                      11:47 AM EST
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                                   SAMI-9810

                    SAMI-9810 Class A (A )           SEN/PT/FIX
      Orig Bal 211,895,600 Fac 1.00000 Coup 6.900 Mat // Wac-0.000 (0.000)
                                 WAM-/ (-22787)
                      amort start set, use NO hist factor

Price/Yield View Hist Coupons
Settle Date 30-Nov-1998     Curve Date 17-Nov-1998    Tranche A (A     )

                                  275% PSA                      prepay
                                                                losses
                                   5.37                       Avg. Life
                                   12/98                       1st Prin
            Price                  08/27                       Last Prin
            -----               ----------                    -----------
            99:20                  6.98                         Yield
                                   3.95                         Duration

            99:24                  6.95                         Yield
                                   3.96                         Duration

            99:28                  6.92                         Yield
                                   3.96                         Duration

            100:0                  6.88                         Yield
                                   3.97                         Duration

            100:4                  6.85                         Yield
                                   3.97                         Duration

            100:8                  6.82                         Yield
                                   3.98                         Duration

            100:12                 6.79                         Yield
                                   3.98                         Duration

This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed the Statement. You may obtain a copy of the Statement from your sales representative.